                                                                  EXHIBIT 10.25



                                 LEASE AGREEMENT

                                 by and between

                           SOUTH BEND PARTNERS, L.P.,
                                    Landlord

                                       and

                         EGL EAGLE GLOBAL LOGISTICS, LP,
                                     Tenant

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                                TABLE OF CONTENTS

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                                                                                                                PAGE
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
ARTICLE 1.  BASIC PROVISIONS AND CERTAIN DEFINED TERMS............................................................1

ARTICLE 2.  PREMISES..............................................................................................4

ARTICLE 3.  TERM..................................................................................................5

       3.1    TERM5

ARTICLE 4.  BASE RENT AND ADDITIONAL RENT.........................................................................5

       4.1    BASE RENT...........................................................................................5

       4.2    ADDITIONAL RENT.....................................................................................6

       4.3    LATE PAYMENTS.......................................................................................7

       4.4    NET LEASE...........................................................................................7

ARTICLE 5.  UTILITIES.............................................................................................8

       5.1    PAYMENT OF UTILITIES................................................................................8

       5.2    INTERRUPTION OF UTILITIES...........................................................................8

       5.3    PERSONAL PROPERTY TAXES.............................................................................8

       5.4    RENT SALES TAX......................................................................................9

ARTICLE 6. USE; ENVIRONMENTAL.....................................................................................9

       6.1    PERMITTED USE.......................................................................................9

       6.2    ENVIRONMENTAL.......................................................................................9

ARTICLE 7. ASSIGNMENT AND SUBLETTING.............................................................................10

       7.1    CONSENT OF LANDLORD................................................................................10

       7.2    ASSIGNMENT; TRANSFER...............................................................................11

ARTICLE 8. REPAIR AND MAINTENANCE................................................................................11

       8.1    LANDLORD REPAIRS...................................................................................11

       8.2    TENANT REPAIRS AND MAINTENANCE.....................................................................12

       8.3    PROPERTY CONDITION.................................................................................12

       8.4    ENTRY BY LANDLORD..................................................................................12

       8.5    LIENS..............................................................................................13

       8.6    COSTS..............................................................................................13

ARTICLE 9.  ALTERATIONS AND FIXTURES.............................................................................14

       9.1    NO ALTERATIONS.....................................................................................14

       9.2    REMOVABLE TRADE FIXTURES...........................................................................14

ARTICLE 10.  FIRE AND DESTRUCTION OF PREMISES....................................................................15
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                                      -i-

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
       10.1      DAMAGE OR DESTRUCTION OF LEASED PREMISES........................................................15

       10.2      RESTORATION OF LEASED PREMISES..................................................................15

       10.3      FIRE AND EXTENDED COVERAGE INSURANCE............................................................15

       10.4      WAIVER OF SUBROGATION...........................................................................16

ARTICLE 11.  LIABILITY AND INDEMNITY; INSURANCE..................................................................16

       11.1      MUTUAL INDEMNITY................................................................................16

       11.2      TENANT'S INSURANCE..............................................................................17

ARTICLE 12.  DEFAULT, REMEDIES AND DETERMINATION OF DAMAGES......................................................19

       12.1      DEFAULT.........................................................................................19

       12.2      TENANT DEFAULT AND LANDLORD REMEDIES............................................................19

       12.3      LANDLORD DEFAULT AND TENANT REMEDIES............................................................21

       12.4      ATTORNEY'S FEES.................................................................................21

ARTICLE 13.  NON-WAIVER..........................................................................................22

ARTICLE 14.  HOLDING OVER........................................................................................22

ARTICLE 15.  LANDLORD-TENANT RELATION............................................................................22

ARTICLE 16.  EMINENT DOMAIN......................................................................................22

       16.1      EFFECT OF TAKING................................................................................22

       16.2      CONDEMNATION AWARDS.............................................................................23

ARTICLE 17.  LANDLORD'S MORTGAGEE................................................................................23

       17.1      SUBORDINATION/NON-DISTURBANCE...................................................................23

       17.2      ESTOPPEL CERTIFICATE............................................................................24

       17.3      ATTORNMENT......................................................................................24

ARTICLE 18.  NOTICE..............................................................................................24

ARTICLE 19.  TENANT'S SIGNS......................................................................................25

ARTICLE 20.  MISCELLANEOUS.......................................................................................25

       20.1      CAPTIONS........................................................................................25

       20.2      SEVERABILITY....................................................................................25

       20.3      SUCCESSORS AND ASSIGNS..........................................................................25

       20.4      NO CONSTRUCTIVE EVICTION........................................................................25

       20.5      TIME OF THE ESSENCE.............................................................................26

       20.6      LOCATION OF PERFORMANCE.........................................................................26

       20.7      ENTIRE AGREEMENT; AMENDMENTS....................................................................26

       20.8      FORCE MAJEURE...................................................................................26

       20.9      QUIET ENJOYMENT.................................................................................26
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                                      -ii-

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
       20.10     TITLE...........................................................................................27

       20.11     COMPLIANCE WITH LAWS............................................................................27

       20.12     STATEMENT OF INTENT.............................................................................27

       20.13     PERMITTED ENCUMBRANCES..........................................................................27

       20.14     NO REDEMPTION...................................................................................28

       20.15     NO MERGER OF TITLE..............................................................................28

       20.16     SPECIAL PROVISIONS REGARDING LANDLORD...........................................................28

       20.17     MULTIPLE COUNTERPARTS...........................................................................28

       20.18     MAINTENANCE ARBITRATION.........................................................................28





LIST OF EXHIBITS:

Exhibit "A".......-........Leased Premises
Exhibit "B".......-........[Intentionally Omitted]
Exhibit "C".......-........[Intentionally Omitted]
Exhibit "D".......-........Permitted Encumbrances
Exhibit "E".......-........Form of Subordination, Non-Disturbance and Attornment Agreement

                                 LEASE AGREEMENT
                              (South Bend, Indiana)


         THIS LEASE AGREEMENT ("Lease") is entered into by and between Landlord and Tenant effective as of the 20th day of December, 2002 in accordance with the terms and conditions hereinafter set forth.

                              W I T N E S S E T H:

ARTICLE 1.  BASIC PROVISIONS AND CERTAIN DEFINED TERMS

         (a)  "Landlord": South Bend Partners, L.P., a Texas limited partnership

         (b) Notice Address of Landlord: 10100 North Central Expressway, Suite 200 Dallas, Texas 75231 Attention: John L. Jenkins

         (c) "Tenant": EGL Eagle Global Logistics, LP, a Delaware limited partnership, its successors and permitted assigns

         (d) Notice Address of Tenant: 15350 Vickery Drive, Houston, Texas 77032 Attention: General Counsel

         (e)  "Leased Premises": as more particularly described in Article 2

         (f)  "Term": From the Commencement Date through the Expiration Date

              "Lease Year":  Each calendar year during the Term

              "Commencement Date":  December 20, 2002

              "Expiration Date":  January 31, 2014

              "Renewal Option(s)": Four five (5) year renewal options, as more particularly described in Article 3 hereof

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         (g)  "Base Rent":

                  Monthly Annual
                    Lease Year         Base Rent          Base Rent
                  --------------       ---------          ---------

                    2002               $21,233.33         $254,800.00
                    2003               $21,233.33         $254,800.00
                    2004               $21,658.00         $259,896.00
                    2005               $22,091.16         $265,093.92
                    2006               $22,532.98         $270,395.80
                    2007               $22,983.64         $275,803.71
                    2008               $23,443.32         $281,319.79
                    2009               $23,912.18         $286,946.18
                    2010               $24,390.43         $292,685.11
                    2011               $24,878.23         $298,538.81
                    2012               $25,375.80         $304,509.59
                    2013               $25,883.31         $310,599.78
                    2014               $26,400.98         $316,811.78

         (h)  "Additional Rent" as particularly described in Section 4.2 hereof

         (i) "Building": shall refer to one or more buildings located on the Property, as more particularly described in Exhibit "A" attached hereto and made a part hereof

         (j)  [Intentionally Omitted]

         (k) "FMRV" shall mean the fair market rental value as more particularly described in Article 3 hereof

         (l)  "Impositions" as more particularly described in Section 4.2 hereof

         (m)  [Intentionally Omitted]

         (n) Permitted Use: Use as an office, warehouse, freight forwarding, facility for general distribution of products, and facility for receiving and distribution of air cargo, as more particularly described in Article 6 hereof

         (o) Utilities: Utilities shall be separately metered and Tenant shall be responsible for payment of all utilities.

         (p) Additional Rent: In addition to the Base Rent due hereunder, Tenant shall also pay on or before the due date thereof, or if there is no due date specified, within ten (10) days after receipt of bill, as set forth in this Lease, all expenses and other items related to the Leased Premises (unless Landlord is expressly obligated to pay the same under this Lease), all of which shall constitute Additional Rent.

         (q) "Hazardous Materials" shall mean any hazardous substance (as defined herein) on, under or about the Leased Premises which is subject to one or more of the following federal laws or their state equivalents: the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund

              Amendment and Reauthorization Act, the Resource Conservation Recovery Act, The Toxic Substance Control Act, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act and the Clean Air Act; any so-called federal, state or local "Superfund" or "Superlien" statute; or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including strict liability) or standards of conduct concerning any hazardous substances (collectively, the "Hazardous Substance Laws"). For purposes of this Lease, the term "hazardous substances" shall mean and include any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a "hazardous substance," "hazardous waste" or "solid waste," or otherwise classified as hazardous or toxic, in or pursuant to any Hazardous Substance Laws; (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, urea, formaldehyde, foam insulation, or explosive or radioactive material; (iii) which is or contains petroleum or petroleum products, including any fractions or distillates thereof; or (iv) which causes or poses a threat to cause a contamination or nuisance on the Leased Premises or on any adjacent property or a hazard to the environment or to the health or safety of persons on the Leased Premises. As used in this definition, the word "on" when used with respect to the Leased Premises or adjacent property means "on, in, under, above or about."

         (r) "Governmental Authority" shall mean any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or hereafter in existence.

         (s) "Legal Requirements": (i) Any and all present and future judicial or administrative decisions, laws, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Landlord or Tenant, the business of Landlord or Tenant, or the Building and Leased Premises, including the ownership, use, occupancy, operation, maintenance, repair, or reconstruction thereof, and including, without limitation RCRA, CERCLA, TSCA, and any other statutes, regulations, ordinances, or similar laws enacted by any Governmental Authority relating to health or the environment, (ii) Tenant's present or subsequently effective Bylaws and Articles of Incorporation, (iii) any and all Leases and other contracts (written or oral) of any nature to which Tenant may be bound, and
              (iv) all agreements, covenants, restrictions and conditions of record which may be applicable to Tenant, Landlord or to all or any part of or interest in Leased Premises, being more particularly described in Exhibit "D" hereto.

         (t) "Prime Rate" shall mean that certain rate of interest per annum established from time to time by Bank of America, N.A. and designated as its "Prime Rate" regardless of whether such rate is the lowest rate charged to its best customers. It is agreed that in the event Bank of America, N.A. is no longer in business, then the "Prime Rate" of the successor to Bank of America, N.A. shall be used in this Lease, and if there is no such successor, then the Prime Rate of the largest national bank in terms of assets having offices in Houston, Texas shall be used for this Lease.

         (u) "Emergency" shall be deemed to exist if, in the good faith judgment of Landlord, prompt repairs are needed in order to prevent death or bodily injury or material property damage (other than de minimis property damage).

         Each of the foregoing provisions and defined terms shall be construed in conjunction with the references thereto contained in the other sections of this Lease. Each reference in this Lease to any of the foregoing basic Lease provisions and defined terms shall be construed to incorporate each term set forth above under such basic Lease provisions or defined term.

                               ARTICLE 2. PREMISES

              (a) Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord the real property described in Exhibit "A", such exhibit being attached hereto and incorporated herein for all purposes, together with the Building and all other improvements and fixtures located thereon (to the extent the same are owned by Landlord) (hereinafter called the "Leased Premises").

              (b) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances described on Exhibit "D" hereto (the "Permitted Encumbrances"), (ii) all Legal Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

              (c) LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS, AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER PATENT OR LATENT, AND EXCEPT TO THE EXTENT LANDLORD IS OBLIGATED UNDER SECTION 20.11, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 2(c) HAVE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE

         UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

ARTICLE 3.  TERM

3.1      Term.

         The Term of this Lease shall commence on the Commencement Date as defined in Section 1.1(f) and shall terminate on the Expiration Date as defined in Section 1.1(f) above unless sooner terminated or extended in accordance with the terms and conditions hereinafter set forth. So long as no Event of Default has occurred and this Lease has not been terminated, Tenant shall have the right and option to renew this lease for four (4) additional consecutive periods of five (5) years each, next immediately ensuing after the Expiration Date of the initial Term of this Lease and the subsequent renewal periods by notifying Landlord in writing not less than six (6) months before the expiration of the immediately preceding initial Term or subsequent renewal Term of this Lease of the Tenant's intention to exercise its option to renew, but Tenant shall have no option to extend this Lease beyond four (4) renewal periods of five (5) years each after the initial Term. If Tenant shall fail to properly exercise a Renewal Option, then all options with regard to subsequent Renewal Terms shall expire and be null and void. In the event that Tenant so elects to extend this Lease, then, for such extended period of the Term, all of the terms, covenants and conditions of this Lease shall continue to be, and shall be, in full force and effect during such extended period of the Term hereof, except for the Base Rent (which shall be adjusted as hereinafter provided). The Base Rent for the first Lease Year of each extended period shall be as mutually agreed upon by Landlord and Tenant not less than six (6) months prior to the expiration of the then current Term hereof and shall be increased thereafter as set forth in Section 3 hereof. If Landlord and Tenant are unable to mutually agree on the new Base Rent for the first Lease Year of such extended period then, within one hundred twenty
(120) days prior to the expiration of the then current Term of this Lease, each of Landlord and Tenant shall select a duly qualified real estate appraiser. The Base Rent shall be ninety-five percent (95%) of the annual fair market rental value (the "FMRV") of the Leased Premises as determined by the two (2) appraisers selected by Tenant and Landlord as of the date which is sixty (60) days before the date of the expiration of the then existing Term of this Lease. The appraisers shall issue their reports within twenty (20) days after their appointment. If the higher of the two (2) appraisals is less than or equal to one hundred ten percent (110%) of the lower, FMRV shall be the average of the two; if not, the two (2) appraisers shall then mutually select the third (3rd) appraiser within ten (10) days. The third (3rd) appraiser so selected shall determine which of the two (2) appraisers' determination is closest to FMRV within ten (10) days and such determination shall be deemed to be the FMRV. Landlord shall pay the cost of the appraisal by the appraiser selected by Landlord. Tenant shall pay the cost of the appraisal by the appraiser selected by Tenant. Landlord and Tenant shall equally bear the cost of the third appraiser.

ARTICLE 4.  BASE RENT AND ADDITIONAL RENT

4.1      Base Rent.

         As "Base Rent" (herein so called), Tenant covenants and agrees to pay to Landlord at the notice address of Landlord set forth in Section 1.1(b) or at such other address as Landlord may from time to time designate in writing, the sum(s) set forth in Section 1.1(g) above for the respective periods set forth in such Section 1.1(g). All such Base Rent payments shall be made on the first
(1st) day of each calendar month, monthly in advance, for each and every month in the term of this Lease. On the Commencement Date, Tenant will pay Landlord Base Rent for the first (1st) full calendar month of the Lease Term; plus if the Lease Term does not commence on the first (1st) day of the calendar month, Tenant will also pay in advance a pro rata part of such sum as Base Rent for such partial month. During the Term of this Lease, the Base Rent shall be increased for each succeeding Lease Year by an amount equal to the Base Rent for the preceding Lease Year multiplied by two percent (2%), beginning on the first anniversary of the Commencement Date and continuing on each anniversary thereafter. If requested by Landlord, all payments of Base Rent shall be made by wire transfer in immediately available federal funds to such account in such bank as Landlord shall designate, from time to time, and such payment of Base Rent shall be made on the first (1st) business day of each calendar month.

4.2      Additional Rent .

         Tenant shall promptly pay all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums (collectively, "Impositions") levied, assessed, charged or imposed by any Governmental Authority or other taxing authority for any period prior to or during the Term of this Lease against or with respect to the Leased Premises or the Base Rent or Additional Rent payable hereunder. The amount to be paid by Tenant on account of taxes during the last calendar years in which any portion of the Term falls shall be prorated per diem so that Tenant is liable only for so much of such taxes as the portion of the Term which falls within such calendar year bears to a full calendar year. In case of special taxes which may be payable in installments, only the amount of each installment payable during a calendar year shall be included in taxes for that calendar year. If received by Landlord, Landlord shall provide to Tenant a copy of all final tax bill(s) for each calendar year within ten (10) days after Landlord's receipt of such tax bill(s). Tenant shall prepare and file all reports required by governmental authorities which relate to the Impositions to be paid hereunder. Tenant shall deliver to Landlord, (i) within ten (10) days after Tenant's receipt thereof, copies of all settlements and notices pertaining to the Impositions provided hereunder which may be issued by any Governmental Authority, and (ii) receipts for payments of all such Impositions made during each calendar year of the Term, within thirty (30) days after payment. In the event that the Tenant fails to pay any Impositions prior to becoming delinquent, Tenant shall also pay all interest, penalties and other amounts payable as a result of such failure to pay when due.

         The Tenant may contest the amount or validity of any Imposition described in this Section 4.2 by appropriate proceedings. However, the Tenant shall promptly pay such Imposition unless such proceedings shall operate to prevent or stay the collection of the Imposition so contested. The Landlord, at the Tenant's sole expense, shall join in any such contestation proceedings if any Law shall so require. In no event shall Tenant pursue any contest with respect to any Impositions referred to above in such manner that exposes Landlord to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord, or (iii) defeasance of its interest the Leased Premises. Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

          All sums and charges of whatsoever nature required to be paid by Tenant pursuant to the terms of this Lease other than Base Rent shall constitute Additional Rent (whether or not same be designated "Additional Rent") and failure by Tenant to timely pay such other sums or charges may be treated by Landlord as a failure by Tenant to pay Base Rent. Tenant shall promptly deliver to Landlord upon Landlord's request copies of actual paid receipts, bills or other documentation evidencing all other charges which constitute Additional Rent hereunder for which Tenant is responsible with respect to the Leased Premises in accordance with the terms of this Lease.

4.3      Late Payments .

         If any installment of Base Rent is not paid within ten (10) days after the same is due, Tenant shall pay to Landlord, within five (5) business days after demand therefor, as Additional Rent, a late charge equal to five percent (5%) (the "Late Charge") on such overdue installment of Base Rent. If Tenant shall fail to make payment of any installment of Base Rent or any Additional Rent after the date when each such payment is due, Tenant shall pay to Landlord interest at a rate (herein called the "Default Rate") equal to the Prime Rate (or, if less, the highest rate permitted by applicable law) on the amount unpaid computed from the date such payment of Base Rent or Additional Rent was due to and including the date of payment. Notwithstanding the foregoing, the first late payment of Base Rent during any consecutive twelve (12) month period shall not be subject to a Late Charge.

4.4      Net Lease; Non-Terminability .

              (a) This is a net lease and all Base Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as otherwise specifically provided in this Lease), demand, setoff, counterclaim, recoupment, abatement (except as otherwise specifically provided in Sections 5.2, 8.4, 10.1 and 16.1 of this Lease), suspension, deferment, diminution, deduction, reduction or defense.

              (b) This Lease shall not terminate (except as otherwise expressly provided in Articles 10, 12 and 16 of this Lease), and Tenant shall not have any right to terminate this Lease (except as expressly provided in Articles 10 and 16 of this Lease), during the Term. Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Base Rent, Additional Rent or any other sums payable under this Lease; and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, except as otherwise expressly provided in Article 10 hereunder, (ii) any Condemnation (except as otherwise expressly provided in Article 16 hereof), (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any latent or other defect in, or any theft or loss of any of the Leased Premises, or (vii) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Base Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to Articles 10 or 16 of this Lease.

              (c) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Base Rent, Additional Rent or any other sums payable under this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.

                           ARTICLE 5. UTILITIES; TAXES


5.1      Payment of Utilities.

         From and after the Commencement Date, the utilities in the Leased Premises shall be separately metered at Tenant's cost and expense. Tenant will at its own cost and expense pay for all water, sanitary sewer, gas, electricity, telephone, and other utilities, janitorial services (if Tenant contracts for such services) and grounds maintenance (exclusive of repairs to paving) used in the Leased Premises. Such payments shall be made by Tenant directly to the supplier of any utility or service provider to the Leased Premises. Tenant shall make its own arrangements for, and shall be solely responsible for, delivery of all utility services to the Leased Premises, and Landlord shall be under no obligation to furnish any utilities to the Leased Premises and, except as hereinafter expressly provided, shall not be liable for any interruption or failure in the supply of any such utilities.

5.2      Interruption of Utilities.

         Except for an interruption caused by the gross negligence or willful misconduct of Landlord, its agents or employees, no interruption or malfunction of any utility services (including, without limitation, water, sanitary sewer, gas, and electricity services) shall constitute a breach by Landlord of any of its obligations hereunder or render Landlord liable for any damages (except if caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

         Landlord shall use reasonable efforts to promptly restore any utility service that becomes unavailable due to gross negligence or willful misconduct of the Landlord, its agents or employees. However, if Tenant is prevented from making reasonable use of all or a portion of the Leased Premises for more than five (5) consecutive days because of the unavailability of the utility service caused by the gross negligence or willful misconduct of Landlord, Tenant shall be entitled to abatement of Base Rent, or the pro rata portion thereof equivalent to the portion of the Leased Premises rendered reasonably unusable for use in the manner theretofore customarily used by Tenant, for each consecutive day (after such five (5) day period) that Tenant is so prevented from making reasonable use of the Leased Premises or the applicable portion thereof.

         If Landlord fails to restore the utility service for a period in excess of five (5) consecutive days due to an interruption caused by the gross negligence or willful misconduct on the part of Landlord, its agents or employees, Tenant shall additionally have the right to then expend reasonable sums in the correction or curing of any such interruption, and Landlord shall be obligated to pay such amounts to Tenant within fifteen (15) days after demand.

5.3      Personal Property Taxes.

         Tenant shall pay the full amount of all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any Governmental Authority or other taxing authority for any period prior to or during the Term of this Lease upon Tenant's leasehold interest under this Lease and all alterations, additions, fixtures (including Removable Trade Fixtures, as hereinafter defined), inventory and other property installed or placed or permitted at the Leased Premises by Tenant. Within thirty (30) days after notice from Landlord, Tenant shall furnish Landlord a true copy of receipts evidencing such payment received by Tenant from the Governmental Authority or other taxing authority assessing such charges.

         Except for such insurance as required to be paid by Landlord, Tenant will also pay all insurance premiums assessed or levied upon any alterations, additions, fixtures or property installed in the Leased Premises by the Tenant and all insurance related to Tenant's use, occupancy and operations within the Leased Premises.

5.4      Rent Sales Tax.

         If there is presently in effect or hereafter adopted any nature of sales tax or use tax or other tax on rents or other sums received by Landlord under this Lease (herein referred to as "Rent Sales Tax"), then in addition to all rent and other payments to be made by Tenant as provided above, Tenant will also pay Landlord a sum equal to the amount of such Rent Sales Tax. The term "Rent Sales Tax" shall not include any federal, state or local income taxes applicable to Landlord.

                         ARTICLE 6. USE; ENVIRONMENTAL

6.1      Permitted Use.

              (a) The Leased Premises may be used and occupied for any lawful purposes during the Term of this Lease, including, without limitation, the purposes specified in Section 1.1(n) above, and any other uses selected by Tenant, in Tenant's sole discretion, which are not otherwise prohibited at law and which relate to or supplement any of the foregoing. It is hereby acknowledged that Tenant's initial use of the Leased Premises will be for the purpose specified in Section 1.1(n), as well as for such other uses selected by Tenant, in Tenant's sole discretion, which are not otherwise prohibited at law. Upon the request of Tenant, Landlord will join with Tenant in applications or proceedings to obtain any required or desired use permits or licenses for the Leased Premises; provided, however, that Tenant shall bear all costs in connection therewith. Notwithstanding the foregoing, Tenant may not apply or seek to change the legal use of the Leased Premises from that specified in Section 1.1(n) if such other use would: (A) have an adverse effect on the fair market value of the Leased Premises, (B) increase the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of any Hazardous Substance Laws, or (C) result in or give rise to any environmental deterioration or degradation of the Leased Premises, or (ii) any purpose which would constitute a public or private nuisance or waste or which would violate any of the provisions of any Permitted Encumbrance, any Legal Requirements, any insurance requirements or any covenants, restrictions or agreements hereafter created by or consented to by Landlord and Tenant which are applicable to the Leased Premises.

              (b) Notwithstanding anything contained or set forth in this Lease to the contrary, nothing set forth in this Lease shall be construed, in any manner whatsoever, as an express or implied covenant on the part of Tenant to commence business operations or to thereafter continuously operate any business operations on the Leased Premises, and Landlord specifically acknowledges that there is no covenant of initial or continuous operation on the part of the Tenant, express or implied.

6.2      Environmental.

         Tenant shall not cause or permit any Hazardous Materials to be used, generated, stored or disposed of in, on or under, or released from, or transported to or from the Leased Premises unless such Hazardous Materials are received, stored and shipped by Tenant in the ordinary course of Tenant's business in accordance with all Hazardous Substance Laws; provided, however, Tenant shall at all times and in all material respects comply with all Legal Requirements and further provided that Tenant shall periodically cause to be removed from the Leased Premises Hazardous Materials placed thereon by Tenant or Tenant's agents, servants, employees, guests, invitees and/or independent or any other persons or entities, such removal to be performed by persons or entities duly qualified to handle and dispose of Hazardous Materials. Upon the expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials on the Leased Premises to be removed, at Tenant's cost and expense, from the Leased Premises and disposed of in strict accordance with the Hazardous Substance Laws.

          Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord harmless, from and against any and all claims, liabilities, penalties, fines, judgment, forfeitures, losses, costs (including clean-up costs) or expenses (including attorney's fees, consultant's fees and expert's fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence before or after the Commencement Date in, on, under, or about the Leased Premises of any Hazardous Materials; (b) any discharge or release before or after the Commencement Date in or from the Premises of any Hazardous Materials; (c) the use, storage, transportation, generation, disposal, release or discharge before or after the Commencement Date of Hazardous Materials, to, in, on, under, about or from the Leased Premises; or
(d) Tenant's failure after the Commencement Date to comply, or to cause the Leased Premises to comply, with any Legal Requirements.

          Landlord shall indemnify, defend (by counsel reasonably accepted to Tenant), protect, and hold Tenant harmless, from and against any and all claims, liabilities, penalties, fines, judgment, forfeitures, losses, costs (including clean-up costs) or expenses (including attorney's fees, consultant's fees and expert's fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by the use, storage, transportation, generation, disposal, release or discharge of Hazardous Materials by Landlord or Landlord's employees, agents, contractors, subcontractors or invitees during the Term of the Lease, to, in, on, under, about or from the Leased Premises. Landlord agrees to remediate at Landlord's expense immediately upon receipt of notice from Tenant any condition described in the previous sentence.

          Tenant has received no written notice from any governmental or private entity relating to Hazardous Materials on the Leased Premises. Tenant shall promptly deliver to Landlord copies of all notices made by Tenant to, or received by Tenant from, any state, county, municipal or other agency having authority to enforce any environmental law ("Enforcement Agency") or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Materials at the Leased Premises. Landlord shall promptly deliver to Tenant copies of all notices received by Landlord from any Enforcement Agency or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Materials at the Leased Premises.

                      ARTICLE 7. ASSIGNMENT AND SUBLETTING

7.1      Consent of Landlord.

         Tenant shall not assign this Lease, or sublet the Leased Premises, or any part thereof, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Tenant shall have the right to sublet up to fifty percent (50%) of the total rentable square feet contained within the Leased Premises without the necessity of obtaining Landlord's prior consent and without releasing the Tenant from liability under this Lease. Prior to any sublease or assignment, Tenant shall first notify Landlord in writing of its election to sublease all or a portion of the Leased Premises or to assign this Lease or any interest hereunder, and shall provide Landlord current financial information and other information requested by Landlord regarding the proposed assignee or subtenant. At any time within fifteen (15) days after service of said notice and delivery of such information, Landlord shall notify Tenant that it consents or refuses to consent to the sublease or assignment.

         Landlord shall not have the right to recapture any sublease or assignment space. Any denial of such sublease or assignment by Landlord as hereinabove provided must be predicated upon a "commercially reasonable basis" for such denial. Tenant shall retain any profits paid in connection with a sublease or assignment in excess of Tenant's Base Rent obligations hereunder, which profits shall be calculated after deducting all costs incurred by Tenant in connection with the space subject to the transfer, which shall include, but not be limited to, tenant improvements, leasing commissions and the time to sublease and remodel the Leased Premises.

         Any assignment or subletting shall not release Tenant of its liability under this Lease nor permit any subsequent assignment, subletting or other prohibited act, unless specifically provided in such consent. Within thirty (30) days of any assignment or subletting, Tenant shall provide to Landlord executed copies of all assignment or subleasing documents.

7.2      Assignment; Transfer.

         For purposes of this Lease, an "assignment" shall include (but shall not be limited to) the following: (i) transfer of the majority of the ownership interests in Tenant or any corporation which is a partner or member or other beneficial owner of Tenant; (ii) transfer of a majority of the ownership interests in Tenant or in any of the guarantors (whether or not Tenant or the guarantors are a corporation). A "transfer" includes any sale, merger, share exchange, consolidation, or dissolution. Notwithstanding the foregoing, no consent of Landlord is required for Tenant to assign, sublet or otherwise transfer (by operation of law or otherwise) this Lease or any of its rights hereunder: (a) to any person, corporation, partnership or other entity which acquires all or substantially all of the business or assets of Tenant or ownership interest in Tenant; or (b) to any person, corporation, partnership or other entity which controls, is controlled by or is under common control with Tenant. Tenant and Tenant's transferee or assignee shall provide notice of any transfer or assignment described in (a) or (b) hereof not less than fifteen (15) days prior to the effective date of such transfer or assignment unless prohibited by law and then, if so prohibited by law, within twenty (20) days after the date of such transfer or assignment.

                       ARTICLE 8. REPAIR AND MAINTENANCE

8.1      Landlord Repairs.

              (a) Upon Tenant giving Landlord prior written notice of the item damaged, Landlord will, at its own cost and expense promptly repair and make necessary replacements to the following damage to the Leased
         Premises: damage to the roof, foundation, structural components, exterior walls, exterior doors and windows (excluding glass), walks, parking areas, driveways, and other exterior areas (including paving), exterior plumbing lines (including water lines and gas lines); provided, however, that if any such damage to the Leased Premises is caused by the Tenant, its agents, employees, customers or invitees, other than by normal wear and tear, or any burglar, vandal, or other unauthorized entrant, or any other person (with the exception of damage caused by gross negligence or willful misconduct of Landlord or of Landlord's agents, employees, or contractors), then in such event, such damage shall not be subject to this Section 8.1 and Tenant will bear the cost of and be responsible to complete such repairs in accordance with Section 8.2 hereof.

              (b) Tenant will promptly give Landlord written notice of any damage to the Leased Premises requiring repair by Landlord. If Landlord shall not commence such repairs within the fifteen (15) days following written notice from Tenant that such repairs arenecessary then Tenant may, at its option, cause such Landlord's repairs to be made and shall furnish Landlord with a statement of the cost of such repairs upon substantial completion thereof. Upon demand, Landlord shall reimburse Tenant for the cost of such repairs plus a service charge to cover Tenant's expenses in an amount equal to ten percent (10%) of the cost of such repairs within ten (10) days of the date of the statement from Tenant setting forth the amount due.

8.2      Tenant Repairs and Maintenance.

         All damage, other than that which Landlord undertakes to repair in
Section 8.1 and incurred after the Commencement Date will be promptly repaired and all maintenance will be performed and replacements and renewals will be made to the extent necessary to restore the Leased Premises to the condition existing on the Commencement Date, except for reasonable wear and tear, by Tenant at Tenant's sole cost and expense, including without limitation all other maintenance and repairs necessary or appropriate to cause the Leased Premises to remain suitable for Tenant's intended commercial purpose and occupancy. Without limitation of the preceding sentence, Tenant shall be responsible for repairing all damage to the Leased Premises caused by one or more negligent acts or omissions of Tenant, its agents, employees, customers or invitees, or any burglar or other unauthorized entrant, or any other person except for damage caused by Landlord or of Landlord's agents, employees or contractors as hereinafter expressly provided All damage to the Leased Premises caused by Landlord or its agents, employees or contractors shall be repaired by Landlord in accordance with its obligations under Section 8.1 hereof unless such damage is caused by Landlord (i) in the exercise of its rights under Section 8.4(b) or any other provision of this Lease allowing Landlord to cure any defaults of Tenant, or (ii) in connection with its entry upon the Leased Premises after the occurrence of an Event of Default under this Lease, in which cases (either (i) or (ii) of the preceding) Tenant shall be obligated to promptly complete all such repairs and replacements necessary as a result of any such damage unless such damage was caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

8.3      Property Condition.

         Tenant will not commit waste and will not injure the Leased Premises or the Building of which they are a part, but will maintain the Leased Premises in a safe and clean condition and in good repair and in compliance with all applicable Legal Requirements. Upon termination of this Lease, Tenant will surrender and deliver up the Leased Premises to Landlord broom-clean and in the same condition in which they existed as of the Commencement Date, excepting only ordinary wear and tear and repair and damage arising from a fire or other casualty occurring to the Leased Premises, and excepting also any damage required hereunder to be repaired by Landlord. Upon termination of this Lease, Tenant will also surrender to Landlord all keys to the Leased Premises at the place stated herein for the payment of rent and inform Landlord, in writing, of all combinations on locks, safes and vaults, if any, remaining at the Leased Premises.

8.4      Entry by Landlord.

         (a) Landlord will have a right to enter the Leased Premises at any reasonable time (including during Tenant's business hours) to inspect the condition thereof, to show the Leased Premises to lenders and prospective future lenders and tenants, or to make necessary repairs and improvements allowed or required hereunder; provided, however, that Landlord shall give Tenant at least twenty-four (24) hours prior written notice of its intent to enter the Leased Premises, except in cases of an Emergency. Landlord shall be responsible for any and all damages, claims or costs incurred by Tenant or its employees or agents caused by negligent or wrongful acts relating to Landlord's entry onto the Leased Premises.

         If Landlord's entry into the Leased Premises (to the extent due to completing repair obligations under Section 8.1(a) of the Lease) renders the Leased Premises unusable for its intended purpose as set forth in Section 1.1(n) for five (5) or more business days, then Base Rent shall totally abate for each day or portion thereof that such unusability continues; provided, however, that Tenant shall not be permitted to abate Base Rent pursuant to this paragraph if Landlord's entry onto the Leased Premises is required due to or in connection with Tenant's default under this Lease.

              (b) If Tenant shall be in default under any of the provisions of this Lease, Landlord may after thirty (30) days written notice given to Tenant and failure of Tenant to cure during said period (provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such thirty (30) day period shall be extended for a reasonable time if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time, but not to exceed a period of one hundred eighty (180) days after notice thereof from Landlord), but without notice in the event of an Emergency or during the continuance of an Event of Default, and even though the existence of such default or the nature thereof is denied or contested by Tenant or any other person, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an Emergency, Landlord shall make reasonable efforts to notify Tenant of the situation by phone or other available communication before taking any action to cure such default. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

8.5      Liens.

         Should any mechanic's liens or other liens or affidavits claiming liens be filed against the Leased Premises or any portion thereof or interest therein for any reason whatsoever incident to the acts or omissions of Tenant or any contractor of Tenant or any such contractor's subcontractor or any laborer performing labor or materialman furnishing materials at or for the Leased Premises or by reason of any specially fabricated materials whether or not placed at the Leased Premises, Tenant shall cause the same to be canceled and discharged of record by payment, bonding or otherwise, within thirty (30) days after notice by Landlord, or at such earlier time as is necessary to prevent the foreclosure thereof, or Tenant shall timely contest the lien in a judicial proceeding, or cause same to be discharged. Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.

8.6      Costs.

         Notwithstanding the other items set forth in this Article 8, Tenant shall be responsible, at its sole cost and expense, for all costs incurred or associated with the maintenance, management, or operation of the fixtures and equipment made a part of the Leased Premises (excluding, however, costs required to be paid by Landlord under Section 8.1, Article 10, or Article 11).

                      ARTICLE 9. ALTERATIONS AND FIXTURES

9.1      No Alterations.

         Tenant will make no alterations or additions to the Leased Premises without the prior written consent of Landlord, which consent shall not unreasonably be withheld, delayed or conditioned so long as Tenant is not in default under this Lease and all other conditions of this Section 9.1 are satisfied. At such time as Tenant requests such written consent of Landlord, Tenant shall submit plans and specifications for such alterations or additions to Landlord. Notwithstanding the foregoing, Tenant shall have the right to make non-structural alterations, which do not exceed in cost One Hundred Thousand Dollars ($100,000.00) during each Lease Year without Landlord's consent.

         In the event that Landlord gives its prior written consent to any alterations, or if such consent is not required, Tenant agrees that in connection with any alteration: (i) the fair market value of the Leased Premises shall not be decreased after the completion of any such alteration, and the structural integrity of the Building or any other improvements shall not be impaired; (ii) the alterations to be made will be constructed using new materials of a quality and workmanship at least as good as the original work;
(iii) all such alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in a commercially reasonable time period in compliance with all Legal Requirements; (iv) Tenant shall promptly pay all costs and expenses of any such alteration, and shall discharge all liens filed against any of the Leased Premises arising out of the same; (v) Tenant shall procure and pay for all permits and licenses required in connection with any such alteration; (vi) all such alterations shall be the property of Landlord and shall be subject to this Lease; and (vii) all alterations, the estimated cost of which in any one instance exceeds One Hundred Thousand and No/100 Dollars ($100,000.00), shall be made under the supervision of an architect or engineer and, in accordance with plans and specifications which have been submitted to and approved by Landlord prior to the commencement of the alterations.

9.2      Removable Trade Fixtures.

         Tenant shall remove "Removable Trade Fixtures," as hereinafter defined (excluding, however, ducts, conduits, wiring, pipes, paneling or other wall covering or floor covering) and, in addition to other applicable provisions of this Lease regarding such removal, the following shall apply: (i) Such removal must be made on or before the Expiration Date or earlier date of termination of this Lease; and (ii) such removal must be effected without damage to the Leased Premises or the Building of which the Leased Premises are a part and Tenant must promptly repair all damage caused by such removal. For the purposes hereof, the phrase "Removable Trade Fixtures" means the following: all of Tenant's signs, counters, tables, chairs, desks, racking, standards, wall brackets, hang-rods, shelves, removable electrical control panels from Tenant's equipment (as opposed to the electrical panels for the Leased Premises), equipment, security systems, other business machines, and other equipment used by Tenant in its business operations that can be removed without damaging the Leased Premises. All alterations, additions, fixtures, equipment and other property (not constituting Removable Trade Fixtures) installed or placed by Tenant or any subtenant or assignee in the Leased Premises shall remain part of the Leased Premises and Tenant shall have no obligation to remove the same unless Landlord notifies Tenant (in writing) at the time of its approval thereof that such alterations, additions, fixtures, equipment or other property must be removed before the end of the Term.

                  ARTICLE 10. FIRE AND DESTRUCTION OF PREMISES

10.1     Damage or Destruction of Leased Premises.

         Tenant shall give prompt written notice to Landlord of any damage caused to the Leased Premises by fire or other casualty. In the event that the Leased Premises shall be damaged or destroyed by fire or other casualty and Landlord or Tenant does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense (provided that Landlord shall receive and be entitled to use the proceeds of the fire and extended coverage insurance carried by Landlord or Tenant, as applicable, to complete such repairs) to rebuild and repair damage to the roof, foundation, structural components, exterior walls, exterior doors and windows (excluding glass), walks, parking areas, driveways, and other exterior areas (including paving), exterior plumbing lines (including water lines and gas lines) of the Leased Premises within a period of one hundred eighty (180) days after the occurrence of the casualty and the Base Rent and other charges provided for herein shall be abated during such period of rebuilding and restoration to the extent, and only to the extent that the Leased Premises cannot be used for the purposes described in Section 1.1(n) as a result thereof. Notwithstanding the foregoing, Tenant shall be responsible for repairing damage caused by fire or other casualty to those items set forth in Section 10.2 below. In the event (a) such Building shall be destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the floor area by a casualty covered by Landlord's insurance and the Leased Premises cannot be restored within one hundred eighty (180) days thereafter; or (b) the holder of a mortgage, deed of trust or other lien on the Leased Premises at the time of the casualty elects pursuant to such mortgage, deed of trust or other lien to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien; or (c) the damage has occurred in the last twelve (12) months of the Lease Term, then Landlord or Tenant may elect to either terminate this Lease or Landlord may proceed to rebuild and repair the Leased Premises. Either party shall give written notice to the other of such election within thirty (30) days after the occurrence of such casualty and if it elects to rebuild and repair shall proceed to do so with reasonable diligence within a period of one hundred eighty (180) days after such casualty and at its sole cost and expense.

10.2     Restoration of Leased Premises.

         Landlord's obligation to rebuild and repair under this Article 10 shall in any event be limited to restoring the Leased Premises, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant, to substantially the same condition in which the same existed prior to the casualty. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant.

10.3     Fire and Extended Coverage Insurance.

         During the Term of this Lease, Tenant shall maintain fire and extended coverage insurance covering the full replacement cost of the Building and all other structures and improvements located on the Leased Premises. Notwithstanding the provisions of Section 10.1, Landlord shall not be liable for any damage to Tenant's property within the Leased Premises, regardless of cause, unless due to the gross negligence of Landlord and its employees and agents.

         In the event of a fire or other casualty during the Term of this Lease and if Tenant obtains the fire and extended coverage insurance itself, Landlord and Tenant shall proportionately allocate the amount of the deductible for which each party shall be responsible based upon the amount of damage incurred that would be the restoration responsibility of Landlord under Section 10.1 and the amount of damage incurred that would be the restoration responsibility of Tenant under Section 10.2. For purposes of this Lease, the maximum deductible that Landlord would pay for purposes of this allocation will be $50,000.00, regardless of the actual stated deductible in Tenant's fire and extended coverage insurance policy for the Building and Leased Premises. Any remaining deductible amount in excess of $50,000.00 shall be paid by Tenant.

         For example, assume an event of fire or other casualty occurs during the Term of this Lease to the Leased Premises and that the total damage to the Leased Premises totals $1,000,000.00; the amount of damage incurred that is the restoration responsibility of Landlord under Section 10.1 is determined to be $600,000.00 and the amount of damage incurred that is the restoration responsibility of Tenant under Section 10.2 is determined to be $400,000.00 (alternatively stated, 60% of the damage is a Landlord restoration responsibility under Section 10.1 and 40% of the damage is a Tenant restoration responsibility under Section 10.2). Given that the maximum deductible subject to the allocation is $50,000.00, Landlord would pay $30,000.00 of the maximum deductible ($50,000.00 x 60%) and Tenant would be $20,000.00 of the maximum deductible ($50,000.00 x 40%). As stated hereinabove, any actual deductible amount owed to the insurance company in excess of $50,000.00 shall be paid by Tenant.

         Notwithstanding the foregoing, if Tenant elects not to obtain the insurance itself, then upon Tenant's request, Landlord shall obtain, at Tenant's expense as Additional Rent, such fire and extended coverage on Tenant's behalf as of a mutually agreed upon reasonable date and thereafter maintain such insurance on Tenant's behalf until (1) Tenant notifies Landlord to cease causing such insurance to be so carried and (2) Tenant provides Landlord with certificates of insurance coverage which Tenant obtains to replace such Landlord's policies, which Tenant furnished certificates of coverage must be in conformance with the requirements of this Lease. In the event that Landlord obtains the insurance coverage, Landlord may elect such deductible as it deems appropriate and shall be responsible for the deductible payment resulting from an insured loss.

10.4     Waiver of Subrogation.

         Landlord and Tenant hereby release each other and their respective agents and employees from any and all liability to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by or resulting from risks insured against under the property insurance for loss, damage or destruction by fire or other casualty carried by the parties hereto and which was in force at the time of any such loss or damage; provided, however, that this release shall be applicable only with respect to loss or damage occurring during such time as the releaser's policies of insurance contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releaser to recover thereunder. Landlord and Tenant each agree that it will require its property insurance carriers to include in its policy such a clause or endorsement. Nothing contained in this Section 10.4 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.

                 ARTICLE 11. LIABILITY AND INDEMNITY; INSURANCE

11.1     Mutual Indemnity.

         TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM ALL CLAIMS, LIABILTIES, PENALTIES, FINES, JUDGMENTS, ACTIONS, CAUSES OF ACTION, DAMAGES, LOSSES, EXPENSES AND COSTS ARISING (OR ALLEGED TO ARISE) FROM (A) THE USE OR NON-USE OF THE LEASED PREMISES DURING THE TERM, (B) ANY BREACH OF TENANT'S OBLIGATIONS UNDER THIS LEASE, (C) ANY

WILLFUL MISCONDUCT OR NEGLIGENT ACT OR OMISSION OF TENANT OR TENANT'S AGENTS, EMPLOYEES, ASSIGNEES, SUBTENANTS, CONTRACTORS, CUSTOMERS OR INVITEES, OR (D) ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR DAMAGE TO OR DESTRUCTION OF THE PROPERTY OF ANY PERSON OR PERSONS OCCURRING IN OR ABOUT THE LEASED PREMISES, AND TENANT ASSUMES RESPONSIBILITY FOR THE CONDITION OF THE LEASED PREMISES AND AGREES TO GIVE LANDLORD WRITTEN NOTICE IN THE EVENT OF ANY DAMAGE, DEFECT OR DISREPAIR THEREIN. TENANT ACKNOWLEDGES THAT THE COVENANTS OF TENANT CONTAINED IN THIS LEASE RELATING TO INDEMNITY BY TENANT OF THE LANDLORD HAVE SERVED AS A MATERIAL INDUCEMENT TO LANDLORD TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS LEASE AND TENANT FURTHER ACKNOWLEDGES AND AGREES THAT BUT FOR THE PROVISIONS OF THIS LEASE REGARDING INDEMNITY, LANDLORD WOULD NOT HAVE CONSUMMATED THE TRANSACTIONS CONTEMPLATED BY THIS LEASE.

         LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD TENANT HARMLESS FROM ALL CLAIMS AND COSTS ARISING (OR ALLEGED TO ARISE) FROM: (A) BREACH OF LANDLORD'S OBLIGATIONS UNDER THIS LEASE; OR (B) ANY WILLFUL MISCONDUCT OR NEGLIGENT ACT OR OMISSION OF LANDLORD OR LANDLORD'S AGENTS, EMPLOYEES, ASSIGNEES, CONTRACTORS, CUSTOMERS OR INVITEES. LANDLORD ACKNOWLEDGES THAT THE COVENANTS OF LANDLORD CONTAINED IN THIS LEASE RELATING TO INDEMNITY BY LANDLORD OF THE TENANT HAVE SERVED AS A MATERIAL INDUCEMENT TO TENANT TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS LEASE AND LANDLORD FURTHER ACKNOWLEDGES AND AGREES THAT BUT FOR THE PROVISIONS OF THIS LEASE REGARDING INDEMNITY, TENANT WOULD NOT HAVE CONSUMMATED THE TRANSACTIONS CONTEMPLATED BY THIS LEASE.

         THE PROVISIONS OF THIS SECTION 11.1 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE. LANDLORD'S INDEMNITY OBLIGATIONS UNDER THIS
SECTION 11.1 WILL APPLY WITH RESPECT TO ITS ACTIONS OR OMISSIONS CONSTITUTING SIMPLE NEGLIGENCE IN CONNECTION WITH PERFORMING ANY DUTY OR RESPONSIBILITY OF LANDLORD UNDER THIS LEASE; BUT LANDLORD'S INDEMNITY OBLIGATIONS UNDER THIS
SECTION 11.1 WILL APPLY ONLY WITH RESPECT TO ITS ACTIONS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ANY ACTIONS TAKEN AS A RESULT OF OR IN CONNECTION WITH TENANT'S DEFAULT UNDER THIS LEASE.

11.2     Tenant's Insurance.

         Tenant, in order to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

              (a) Worker's Compensation: Five Hundred Thousand and No/100 Dollars ($500,000.00) or, if greater, the amount required by applicable Legal Requirements.

              (b) Commercial General Liability Insurance, including blanket, contractual liability, broadform property damage, personal injury, completed operations, products liability, and fire damage: Not less than One Million and No/100 Dollars ($1,000,000.00) Combined Single Limit for both bodily injury and property damage per occurrence.

              (c) Excess liability (umbrella) insurance of at least Four Million and No/100 Dollars ($4,000,000.00).

              (d) Fire and extended coverage insurance covering the full replacement cost of all of the Building and all other structures and improvements located on the Leased Premises and all of Tenant's improvements, personal property, and trade fixtures contained within the Leased Premises.

              (e) Insurance for the removal and replacement of plate glass in and around the Leased Premises.

              (f) Whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind ("Work"), Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Tenant or Landlord, and Tenant shall obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of One Hundred Thousand and No/100 Dollars ($100,000.00).

              (g) Business interruption insurance in amounts sufficient to compensate Landlord for all Base Rent, Additional Rent and other amounts payable hereunder for a period of not less than three (3) months, the amount of such coverage to be adjusted annually to reflect the Base Rent, Additional Rent and other amounts payable during the succeeding three (3) month period.

         The insurance policy or policies shall protect Tenant and Landlord (and Landlord's lender) as their interests may appear, naming Landlord and Landlord's mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

         Landlord may, at its option, elect to obtain all or any portion of the insurance required to be obtained by Tenant pursuant to the terms of this Lease (other than the insurance required under Section 11.2(a) above). If Landlord exercises such option to obtain any such insurance, then Tenant shall pay all premiums and other costs of all such insurance within ten (10) days after request for payment thereof from Landlord (provided, however, that if the premiums and other costs for such insurance obtained by Landlord exceed the premiums and other costs Tenant would have paid for such insurance, as established by Tenant to Landlord's reasonable satisfaction, then such excess premiums shall be paid by Landlord). If Landlord has elected to provide insurance as permitted by this paragraph, Landlord may, at any time, terminate such election by providing thirty (30) days' prior written notice to Tenant, in which case Tenant shall thereafter be obligated and required to provide all insurance required pursuant to the terms of this Lease and to comply with the provisions of this Lease regarding such insurance coverage.

           ARTICLE 12. DEFAULT, REMEDIES AND DETERMINATION OF DAMAGES

12.1     Default.

         The occurrence of any of the following, and the continuance thereof after the expiration of any applicable cure periods set forth in this Section 12.1, shall be deemed an "Event of Default:"

              (a) Tenant shall fail to pay any Base Rent or Additional Rent within ten (10) days after written notice thereof from Landlord to Tenant, or Tenant shall fail to pay any Additional Rent within ten (10) days after written notice thereof from Landlord to Tenant.

              (b) Tenant shall fail to maintain or renew insurance as required by this Lease, within fifteen (15) days following written notification from Landlord that Landlord has received a written notice of cancellation or nonrenewal from the applicable insurance carrier; or Tenant shall fail to maintain insurance as required by this Lease within five (5) business days after written notice from Landlord to Tenant if such insurance has lapsed or expired.

              (c) Tenant shall fail to perform or observe any term, condition, covenant or obligation (other than the failure to pay Base Rent or Additional Rent or to maintain or renew insurance under this Lease, which are subject to subsections (a) and (b) of this Section 12.1) as required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such thirty (30) day period shall be extended for a reasonable time if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time, but not to exceed a period of one hundred eighty (180) days after notice thereof from Landlord; provided, that Landlord acknowledges in making a determination that an Event of Default has occurred under this subsection (c), to the extent that Landlord exercises discretion in making such determination, it shall exercise such discretion in a commercially reasonable manner.

              (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty
         (60) days thereafter); a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease (and Tenant or such guarantor fails to secure a discharge thereof within sixty (60) days thereafter); Tenant or any guarantor of Tenant's obligations under this Lease shall be insolvent and unable to pay its debts as they become due; Tenant or any guarantor of Tenant's obligations under this Lease makes a general assignment for the benefit of creditors; Tenant or any guarantor of Tenant's obligations under this Lease takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or any guarantor of Tenant's obligations under this Lease or any of their respective assets if such receivership has not been vacated or set aside within sixty (60) days thereafter; dissolution or other termination of Tenant's or any guarantor of Tenant's obligations under this Lease corporate charter if Tenant or such guarantor is a corporation.

12.2     Tenant Default and Landlord Remedies.

         Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

              (a) in accordance with applicable laws, Landlord may reenter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord within ten (10) days after written notice as Additional Rent for any costs and expenses which Landlord thereby incurs.

              (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) in accordance with applicable laws, Landlord may reenter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove and dispose of their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the discounted present value (as reasonably determined by Landlord using a discount rate of five percent (5%) per annum) of all Base Rent and Additional Rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, and brokers' and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

              (c) In accordance with applicable laws, Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the Base Rent and Additional Rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

              (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach including, but not limited to, Base Rent and Additional Rent payable under this Lease.

              (e) Landlord may exercise any other right or remedy now or hereafter existing at law or in equity.

              (f) Upon and after any termination of this Lease by Landlord, Landlord shall use commercially reasonable efforts to relet the Leased Premises or any portion thereof to the extent required by law to any person, firm or corporation other than the Tenant for a fair market rent and upon such terms and conditions as are commercially reasonable.

              (g) Notwithstanding the foregoing, if, and only if, (i) one or more Events of Default specified in subsection (d) of Section 12.1 (herein referred to as the "Limited Remedy Defaults") has occurred and is continuing and has not been waived by Landlord, and (ii) no Event of Default specified in subsection (a), (b) or (c) of Section 12.1 (herein referred to as the "Unlimited Remedy Defaults") has occurred, then the present value as of the Occurrence Date (as hereinafter defined), discounted from the date of payment at the annual rate of seven percent (7%) per annum, of the aggregate amount Tenant pays and shall be required to pay to Landlord from and after the date of the occurrence of such Limited Remedy Default (the "Occurrence Date") with respect to Base Rent and Additional Rent (subject to the following provisos), shall be limited to the present value as of the Occurrence Date, discounted at the annual rate of seven percent (7%), of all Base Rent reserved hereunder for the unexpired portion (after the Occurrence Date) of the Term devised herein as if this Lease had not expired or been terminated. In addition to the above, the Tenant shall be obligated for (i) any amounts of Additional Rent which are due and payable or have accrued under this Lease through the Occurrence Date, and (ii) any amounts of Additional Rent which are due and payable or have accrued under this Lease after the Occurrence Date while the Tenant remains in possession of the Leased Premises after any Limited Remedy Default that relate to Impositions, insurance, utilities, repairs, maintenance, environmental maintenance, remediation and compliance and other routine and customary costs and expenses of operating and maintaining the Leased Premises. Notwithstanding the foregoing, if the Tenant remains in possession of the Leased Premises and assumes, ratifies or affirms this Lease during any pending bankruptcy or other event described in subsection 12.1(d), then Tenant shall be obligated to pay all amounts of Base Rent and Additional Rent which become due and payable under this Lease without limitation by this subsection (g). Nothing contained in this subsection 12.2(g) shall limit any amounts payable by Tenant with respect to Base Rent or Additional Rent if any Unlimited Remedy Default has occurred.

12.3     Landlord Default and Tenant Remedies.

         Subject to the terms and provisions hereinbelow, and in addition to any other remedy expressly available to Tenant pursuant to this Lease or at law or in equity, should Landlord fail to perform any term or covenant under this Lease (each and any such failure being herein sometimes referred to as a "Landlord Default") and if any such Landlord Default shall not be cured and shall accordingly be continuing thirty (30) days following written notice by certified mail by Tenant to Landlord of such Landlord Default (in the event that such Landlord Default consists of a breach or failure by Landlord to pay any monetary amount due and payable by Landlord to Tenant), or sixty (60) days (provided, however, that if Landlord shall commence curing of such default and such default cannot be cured within said sixty (60) day period, Landlord shall be given up to one hundred eighty (180) days following original written notice to cure said default) following written notice by certified mail by Tenant to Landlord of such Landlord Default (in the event such default consists of a breach or failure by Landlord to comply with any obligation of Landlord other than one involving the payment of a monetary amount payable by Landlord to Tenant hereunder), then, in either such event, Tenant shall have the option (at Tenant's sole discretion) of remedying such Landlord Default and, in connection therewith, incurring expenses for the account of Landlord, and any and all such sums expended or obligations incurred by Tenant in connection therewith shall be paid by Landlord to Tenant upon demand (together with interest thereon at the Default Rate from the date of any such expenditure by Tenant until the date of repayment thereof by Landlord to Tenant). Notwithstanding the foregoing, in all events Tenant shall have the right to remedy any Landlord Default without prior notice in the event of an Emergency (so long as Tenant gives notice within a reasonable period of time thereafter) and invoice Landlord in the manner set forth in the preceding sentences of this Section.

12.4     Attorney's Fees.

         In the event that either party institutes any action or proceeding to enforce any provision of this Lease and prevails in such action then, in such event, the prevailing party in such action will be entitled to all reasonable costs incurred by such party including reasonable attorney's fees.

                             ARTICLE 13. NON-WAIVER


         Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver as to any breach of any covenant or condition of Tenant contained herein nor a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a prior or subsequent default of the same obligation or for any prior or subsequent default of any other obligation. No right or remedy of Landlord hereunder or covenant, duty or obligation of Tenant hereunder shall be deemed waived by Landlord unless such waiver be in writing, signed by Landlord.

                            ARTICLE 14. HOLDING OVER


         If Tenant should remain in possession of the Leased Premises after the expiration of the Lease Term or termination of this Lease for any other reason, without the execution of a new Lease, then Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month at sufferance, subject to all the covenants and obligations of this Lease, except that as liquidated damages by reason of such holding over, the amounts payable by Tenant under this Lease shall be increased such that the Base Rent payable during such period shall be equal to one hundred twenty-five percent (125%) of the monthly Base Rent in effect as of the expiration of the Lease Term or earlier date of termination.

                      ARTICLE 15. LANDLORD-TENANT RELATION


         The relation created by this Lease contract is that of Landlord and Tenant. No provision of this Lease shall be construed in such a way as to constitute Landlord and Tenant joint venturers or co-partners or to make either party the agent of the other party or to make either party liable for the debts of the other party.

                           ARTICLE 16. EMINENT DOMAIN


16.1     Effect of Taking.

         If there shall be taken (the term "taken" including a voluntary conveyance in lieu thereof) during the Term of this Lease all of the Leased Premises (other than a temporary taking), by any authority having the power of eminent domain, then and in that event, the term of this Lease shall cease and terminate, and the date of such termination shall be, the date upon which possession is taken by such authority. If less than all but a substantial and material portion of the Leased Premises should be so taken which, in the sole but reasonable judgment of Tenant, renders the Leased Premises in such a condition that it can no longer be used for its intended uses as set forth in
Section 1.1(n) (and Tenant must deliver notice to Landlord of such determination within thirty (30) days after such portion of the Leased Premises is taken), either Landlord or Tenant may elect to terminate this Lease or to continue this Lease in effect, but if neither Landlord nor Tenant elects to terminate this Lease within sixty (60) days after such taking, this Lease shall continue in effect and if the portion of the Leased Premises so taken diminishes the commercial value of the right to use the Leased Premises for the purposes described in Section 1.1(n) of this Lease, then a portion of the Base Rent shall be reduced by Landlord to the extent necessary to reflect such decreased value, but in no event shall the Base Rent be reduced by a proportion greater than a fraction equal to: (i) the square feet of any portion of the Building so taken divided by (ii) the total square feet of the Building. When any such reduction in Base Rent has been computed by Landlord, Landlord shall notify Tenant as to the amount of such Base Rent after the reduction and such sum shall become the Base Rent hereunder and shall be due and payable by Tenant to Landlord in accordance with the provisions of Article 4 relating to the time and manner of Tenant's payment of Base Rent. At the request of Landlord, Tenant will execute a letter or other memorandum setting forth the amount of such Base Rent payable by Tenant. In the event that Landlord has elected to continue this Lease in effect, then neither the restoration work, if any, by Landlord with respect to the Leased Premises shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (with the exception of the aforesaid proportionate reduction in Base
Rent) or grant Tenant any right of off-set or recoupment. In the event that any condemnation proceeds, whether by way of compensation or damages, are collected by any party holding a lien on Landlord's interest in the Leased Premises, whether or not the payment to such lienholder is with the approval of Landlord, then Landlord shall have the right to terminate this Lease within 60 days following such taking. If less than a substantial and material portion of the Leased Premises should be so taken, then neither party may terminate this Lease as a result thereof; provided, however, that if less than a substantial and material portion of the Leased Premises is taken and said condemned portion detrimentally affects Tenant's access to the Leased Premises and/or the ability of Tenant's delivery trucks and/or vehicles to properly access the Leased Premises for its intended use as set forth in Section 1.1(n) hereof to a material extent, then Landlord and Tenant shall mutually agree upon a fair and reasonable reduction in Base Rent to the extent necessary to reflect such decreased value, within thirty (30) days following the date of such taking. In no event shall Base Rent be reduced by an amount greater than the amount of the net condemnation award paid to Landlord amortized over the remaining Term of this Lease on a straight line basis.

16.2     Condemnation Awards.

         All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the fee or the leasehold interest, whether as damages or as compensation, will be the property of Landlord except to the extent any such award attributes value to Tenant's personal property or relocation expenses. Tenant hereby assigns to Landlord all proceeds, whether by way of compensation or damages, payable to Tenant for the Leasehold interest by reason of such taking; provided, however, Tenant shall be entitled to an award expressly made to Tenant by any Governmental Authority for the cost of or the removal of Tenant's equipment, trade fixtures and other moving expenses.

ARTICLE 17.  LANDLORD'S MORTGAGEE

17.1     Subordination/Non-Disturbance.

         Tenant shall, upon request of the holder of a mortgage or deed of trust in the nature of a mortgage, which holder is a commercial or institutional lender ("Mortgagee") subordinate any interest which it has by virtue of this Lease, and any extensions and renewals thereof to any mortgages or deeds of trust placed upon the Leased Premises by Landlord, if and only if such Mortgagee shall execute, deliver and record in the appropriate registry of deeds a Subordination, Non-disturbance and Attornment Agreement in the form attached hereto as Exhibit "E", or in such other form and content generally used in commercial loan transactions and approved by Tenant, such approval not to be unreasonably withheld. Such agreements shall provide by their terms that notwithstanding any foreclosure of such mortgage or deed of trust, Tenant may continue to occupy the Leased Premises during the term of this Lease or any extensions or renewals thereof under the same terms, conditions and provisions of this Lease unless Tenant shall be in default beyond any applicable grace periods provided for herein. Landlord shall at or prior to the Commencement Date, secure from Landlord's present mortgagee of the Premises a non-disturbance agreement in the form attached hereto as Exhibit "E", or in such other form as is reasonably acceptable to Tenant.

17.2     Estoppel Certificate.

         Landlord and Tenant shall execute and deliver to each other (or to such other parties as the requesting party may reasonably designate), at such time or times as either Landlord or Tenant may request, a certificate stating:

              (a) Whether or not the Lease is in full force and effect;

              (b) Whether or not the Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments, if any;

              (c) Whether or not there are any existing defaults under this Lease to the knowledge of the party executing the certificate, and specifying the nature of such defaults, if any; and

              (d) Such other information as may be reasonably requested.

         The aforesaid certificate(s) shall be delivered to Landlord or Tenant, as the case may be, promptly upon receipt of a written request therefor, but in no event more than twenty (20) days following receipt of such request.

17.3     Attornment.

         By its execution hereof, Tenant expressly promises, covenants and agrees that in the event any person, firm, corporation or other party shall succeed to all or any part of Landlord's interest in the Leased Premises or any part thereof, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of Lease or otherwise, that Tenant shall attorn to such successor in interest, and if requested or required by Landlord or such successor in interest, Tenant shall, upon such demand, immediately attorn to such successor in interest and shall execute such written agreement and in confirmation of such attornment as Landlord or such successor in interest shall request.

                               ARTICLE 18. NOTICE


         Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered to the Notice Address of either Landlord or Tenant, by hand, overnight delivery or sent by United States Registered or Certified Mail, adequate postage prepaid. So long as Tenant is occupying the Leased Premises, the Notice Address for Tenant shall be the address set forth in Section 1.1(d) above. Either party's address may be changed from time to time by such party by giving notice as provided above. No change of address of either party shall be binding on the other party until notice of such change of address is given as herein provided. A post office receipt for registration of such notice or signed return receipt shall be conclusive that such notice was delivered in due course of mail if mailed as provided above. For purposes of the calculation of various time periods referred to herein, notice delivered by hand shall be deemed received when delivered to the place for giving notice to a party referred to above; notice mailed in the manner provided above shall be deemed completed upon the earlier to occur of (i) actual receipt as indicated on the signed return receipt, or (ii) three (3) days after posting as herein provided. Finally, any written notice addressed as provided hereinabove and actually received by the addressee, shall constitute sufficient notice for all purposes under this Lease. If any Lender shall have advised Tenant that it is the holder of a mortgage or deed of trust secured by the Leased Premises and states in said notice its address for the receipt of notices, then simultaneously with the giving of any notice by Tenant to Landlord, Tenant shall send a copy of such notice to such lender in the manner aforesaid. Any notice may be given on behalf of any party by its counsel.

                           ARTICLE 19. TENANT'S SIGNS


         Tenant shall be responsible for the costs and repair of building signs, if any, unless any damage to the building signs is caused by the acts, omissions or misconduct of Landlord, its agents, employees or invitees. Landlord consents to the current signs on the Leased Premises; however, sign plans for any alterations to existing signs or contemplated signs shall be prepared by Tenant and submitted to Landlord for Landlord's prior written approval, which approval shall be exercised in Landlord's reasonable judgment and will not be unreasonably delayed, conditioned or withheld so long as such signs will comply with all applicable Legal Requirements.

ARTICLE 20.  MISCELLANEOUS

20.1     Captions.

         With respect to terminology in this Lease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders. The titles of the Articles and Sections in this Lease shall have no effect and shall neither limit nor amplify the provisions of the Lease itself. The words "hereof," "herein," "hereunder," "hereinafter" and the like refer to this entire instrument, not just to the specific Article, section or paragraph in which such words appear. As used herein, the term "including" shall mean "including but not limited to".

20.2     Severability.

         If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Lease, but such other provisions shall continue in full force and effect.

20.3     Successors and Assigns.

         This Lease shall be binding upon and shall accrue to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns (or heirs, executors, administrators and assigns, as the case may be); however, this clause does not constitute a consent by Landlord to any assignment by Tenant, but instead refers only to those instances in which an assignment by Tenant is hereafter made in strict compliance with Article 7 above. Landlord may convey the Leased Premises and assign its interest in this Lease without the consent of Tenant.

20.4     No Constructive Eviction.

         In any circumstances where Landlord is permitted to enter upon the Leased Premises during the Term of the Lease, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder to go upon the Leased Premises and, except and as to the extent expressly provided under
Section 8.4, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages for loss of business or otherwise (unless such damages are caused by the gross negligence or willful misconduct of the Landlord, its agents, employees or invitees) or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right of set-off or recoupment or other remedy. In connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Leased Premises that may be required or utilized in connection with such entry by Landlord; provided however, that so long as Tenant is not in default of its obligations under this Lease, such entry shall be made by Landlord in such a manner as is calculated to minimize the effect upon Tenant's business.

20.5     Time of the Essence.

         In all instances where Tenant is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

20.6     Location of Performance.

         All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) and this Lease shall be governed by the laws of the state in which the Leased Premises are located.

20.7     Entire Agreement; Amendments.

         This instrument (including all Exhibits) constitutes the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.

20.8     Force Majeure.

         If either party hereto shall be delayed or hindered in or prevented from the performance of any obligation required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, acts of terrorism, insurrection, war, military or usurped power, sabotage, unusually severe weather, fire or other casualty or other reason (but excluding inadequacy of insurance proceeds, financial inability or the lack of suitable financing) of a like nature beyond the reasonable control of the party delayed in performing its obligations under this Lease ("force majeure"), the time for performance of such obligation shall be extended for the period of the delay. The provisions of the preceding sentence however shall not excuse Tenant from the prompt and timely payment of the Base Rent or Additional Rent when due under this Lease.

20.9     Quiet Enjoyment.

         Tenant, upon paying the Base Rent, Additional Rent and other sums due under this Lease, and performing all of the terms and covenants of this Lease on Tenant's part to be kept, observed, and performed, shall quietly have and enjoy the Leased Premises during the Term of this Lease without interference from anyone claiming by, through or under Landlord; subject, however, to Landlord's rights of entry in Section 8.4 or any other provision of this Lease. Landlord agrees that Tenant shall have continuous, peaceful, uninterrupted and exclusive possession and quiet enjoyment of the Leased Premises during the Term of the Lease.

20.10    Title.

         Landlord hereby represents that Landlord has the right and authority to enter into this Lease. Landlord further represents that Landlord and those signatories executing this Lease on behalf of Landlord have full power and authority to execute this Lease.

20.11    Compliance with Laws.

         Tenant, at its own expense, will comply with all applicable federal, state, municipal and other laws, ordinances, rules and regulations and other Legal Requirements applicable to Tenant's use of the Leased Premises and the business conducted therein by Tenant. Landlord, at its own expense, will comply with all applicable federal, state, municipal and other laws, ordinances, rules and regulations and other Legal Requirements (excluding matters included within items (ii) and (iii) of the definition of Legal Requirements) generally applicable to the roof, foundation, structural components, exterior walls, exterior doors and windows (excluding glass), walks, parking areas, driveways, and other exterior areas (including paving), exterior plumbing lines (including water lines and gas lines) of the Leased Premises; provided, however, that Landlord shall have no obligation to cause the Leased Premises to comply with any Legal Requirements to the extent the Leased Premises were not in compliance with such Legal Requirements on the date hereof unless Landlord is ordered to do so by a Governmental Authority with jurisdiction over such matter. Tenant, at its own expense, will comply with, and will cause the Leased Premises to comply with, all applicable federal, state, municipal and other laws, ordinances, rules and regulations and other Legal Requirements applicable to the Building, the Leased Premises and any common areas, including, but not limited to, all fire, health, safety, environmental and other local codes and the American With Disabilities Act of 1990, as amended (the "ADA"), and the regulations promulgated thereunder. During the Term of the Lease, Tenant will be responsible for any upgrades or modifications to the exterior, public or common areas of the Building or the property required pursuant to changes in the ADA and applicable regulations thereunder, if applicable to Tenant's use of the Leased Premises. During the Term of the Lease, Landlord will be responsible for any upgrades or modifications to the exterior, public or common areas of the Building or the Leased Premises required pursuant to changes in the ADA and applicable regulations thereunder, if generally applicable to the portions of the Leased Premises which Landlord is obligated to repair under Section 8.1 hereof. Tenant will be responsible for any ADA upgrades to the interior of the Leased Premises with respect to improvements or alterations made by Tenant to the Premises during the Term of this Lease.

20.12 Statement of Intent. It is Tenant's and Landlord's intent that this Lease will qualify as an operating lease under the applicable financial and regulatory accounting rules and guidelines. In addition, Landlord shall not be consolidated into Tenant under the applicable tax, financial and accounting rules and regulations.

20.13 Permitted Encumbrances. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements affecting the Leased Premises which are hereafter created by or consented to (in writing) by Tenant, Tenant shall observe, perform and comply with, and cause the Leased Premises to comply with, and carry out the provisions thereof required therein to be observed and performed by the owner of the Leased Premises thereunder, and shall pay all actual and reasonable costs and expenses required to be paid by the owner of the Leased Premises thereunder.

20.14 No Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.

20.15 No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

20.16    Special Provisions Regarding Landlord.

              (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises and shall not be enforced against the Landlord individually or personally.

              (b) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and so long as the assignee or transferee of Landlord shall expressly assume (in writing) all duties and obligations of Landlord thereafter accruing under this Lease, in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, except to the extent of any preexisting obligation not expressly assumed by the subsequent assignee or purchaser.

20.17 Multiple Counterparts. To facilitate execution, this Lease may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Lease to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

20.18    Maintenance Arbitration.

                  (a) In the event that Tenant has made a request or demand to Landlord that Landlord perform any specific maintenance or repair obligations under Section 8.1(a) hereof (the "Subject

         Repairs") and Landlord disputes whether it is obligated to make the Subject Repairs under this Lease, then Tenant may make a written demand for arbitration under this Section 20.18, and such dispute between Landlord and Tenant shall be settled by arbitration as provided in this Section 20.18; provided, that the only issues to be the subject of such arbitration are whether the items, manner and extent of the Subject Repairs are required to be made by Landlord. Any demand for arbitration under this Section 20.18 must be made, if at all, not later than fifteen (15) days after Landlord disputes its obligation to make the Subject Repairs, or such right of arbitration shall be forever barred with respect to such Subject Repairs, and Landlord shall not be obligated to make such Subject Repairs.

              (b) Any disputes to be resolved under this Section 20.18 shall be settled by American Arbitration Association under its Commercial Arbitration Rules then pertaining. The parties also agree that the American Arbitration Association Optional Rules for Emergency Measures of Protection then pertaining shall apply to the proceedings. The parties hereby agree that any dispute under this Section 20.18 shall be submitted to one (1) arbitrator, selected by the parties from a list of qualified American Arbitration Association arbitrators in the Houston (Harris County) Texas area. The decision of the arbitrator shall be binding, final and conclusive on the parties and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

              (c) Notwithstanding anything to the contrary herein, in the Commercial Arbitration Rules of the American Arbitration Association, or in the Optional Rules for Emergency Measures of Protection, (i) all fees, costs and expenses (including Landlord's reasonable attorney's fees and expenses) arising in connection with any arbitration proceeding pursuant to this Section 20.18 shall be borne and paid solely by the party prevailing in such arbitration proceeding, and (ii) under no circumstances shall Landlord or Tenant be required to provide any security or bond in connection with any such arbitration proceeding.

              (d) If in an arbitration proceeding under this Section 20.18, the arbitrator orders that the Landlord is required to make the Subject Repairs which are the subject of such arbitration proceeding, then Landlord shall be obligated to make such repairs under and in accordance with Section 8.1(a) of this Lease. If Landlord thereafter fails to make such Subject Repairs in accordance with Section 8.1(a) and Tenant exercises its right under Section 8.1(b) to cause such Subject Repairs to be made, then if Landlord fails to reimburse the Tenant for the cost of such Subject Repairs as required by Section 8.1(b) within ten (10) days after the date Landlord receives the statement from Tenant setting forth the amount due, then Tenant may, at its option, offset such amounts against subsequent Base Rent due under this Lease.

              (e) The provisions of this Section 20.18 shall apply only with respect to demands or requests for Landlord to perform its repair and maintenance obligations under Section 8.1(a) of this Lease, and shall not apply with respect to any other matters hereunder.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on the day and year first written above.

                                    LANDLORD:

                                    SOUTH BEND PARTNERS, L.P.,
                                    a Texas limited partnership

                                    By: South Bend Partners GP, L.L.C.,
                                        a Texas limited liability company,
                                        its general partner


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                    TENANT:

                                    EGL EAGLE GLOBAL LOGISTICS, LP,
                                    a Delaware limited partnership

                                    By: EGL Management, LLC,
                                        a Delaware limited liability company


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                   EXHIBIT "A"

                                 LEASED PREMISES


A part of the Southeast Quarter of Section 18, Township 38 North, Range 2 East, City of South Bend, German Township, St. Joseph County, Indiana, being more particularly described as follows:

      Lot Numbered Eighteen A (18A) as shown on the recorded Plat of U.S. 31 Industrial Park, Section Three as recorded March 18, 1999 in Instrument No. 9912358 in the Office of Recorder of said County, subject to all easements and rights-of-way of record.

                                   EXHIBIT "B"

                              INTENTIONALLY OMITTED

                                   EXHIBIT "C"

                              INTENTIONALLY OMITTED

                                   EXHIBIT "D"

                             PERMITTED ENCUMBRANCES


1. Taxes for the year 2002 payable in 2003 are a lien not yet due and payable.

2. Twenty-five foot building line back from and parallel with Ameritech and an easement for public utilities and drainage in, upon and over the East 30 feet, South 15 feet and the Westerly 15 feet of said lot(s), all as shown by broken lines on the map of the recorded plat, recorded March 18, 1999 as Document Number 9912358 in the Office of the Recorder of St. Joseph County, Indiana.

3. Declaration of Protective and Restrictive Covenants for the US 31 Industrial Park recorded December 11, 1998 as Document Number 9864426 in the Office of the Recorder of St. Joseph County, Indiana.

4. Certificate of Completion recorded August 7, 2001 as Document Number 0138669 in the Office of the Recorder of St. Joseph County, Indiana.

                                   EXHIBIT "E"

                                     FORM OF
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT